EXHIBIT 10.5


CONSULTING AGREEMENT, dated as of FEBRUARY 23,2007 , between NT MEDIA CORP., a Delaware Corporation (the "Company") and AMIR PIRNIA, an Individual (the "Consultant").

                                   WITNESSETH:

         WHEREAS,   the  Consultant  has  expertise  in  the  assisting  in  the development and expansion of companies such as the Company, and

         WHEREAS, the Company desires to retain the services of the Consultant to render strategic advice and services with respect to the development of the Company; and

         WHEREAS, the Consultant wishes to render such services to the Company upon the terms, conditions and covenants set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and subject to the conditions contained herein, the parties hereto hereby agree as follows:

I.       TERMS OF SERVICE:

         SECTION 1.01 DUTIES: The Consultant will advise the Company's management, employees, and agents with respect to the Company's field of interest and business, and strategic and commercial matters related to the Consultant's expertise. The Consultant will use best efforts to assist the company in overall operational and business strategy. Upon reasonable notice to the Consultant, the Company will have access to the Consultant at reasonable times in order to discuss matters related to the Company's business. The services to be provided by the Consultant pursuant to the terms hereof, whether such services are performed verbally or in writing, shall be reasonable in terms of hours per month. If no such services are requested, the consulting fees provided for herein shall still be paid. Notwithstanding the foregoing, the Consultant will use the Consultants best efforts to provide the following services: 1.01.A:CONSULTANT SHALL USE HIS EXPERTISE, EXPERIENCE, AND INDUSTRY CONTACTS TO ADVISE AND ASSIST THE COMPANY IN IT'S DEVELOPMENT OF NEW WEBSITES BOTH FOR ORDINARY CORPORATE USE AS WELL AS FOR DIGITAL MEDIA CONTENT MANAGEMENT AND DELIVERY. IN ADDITION , CONSULTANT SHALL MAKE HIMSELF AVAILABLE AND ASSESS FEASIBILITY OF CERTAIN INTERNET VENTURES THAT THE COMPANY MAY BE EVALUATING IN IT'S PURSUIT OF DIGITAL/INTERNET PORTIONS OF IT'S BUSINESS DEVELOPMENT.

         SECTION 1.02 TERM: TERMINATION: The term (the "Term") of this Agreement shall be 90 DAYS, commencing on the date hereof. In the event of any earlier termination of this Agreement,


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the parties  hereto agree that the  Consultant  shall be entitled to the amounts otherwise due hereunder notwithstanding such termination.

         SECTION 1.03  CONSULTING FEE.

         (a) The Company shall pay the Consultant 3,800,000 shares of the Company's common stock (the "Stock"). The Stock shall have been previously registered on form s-8

         SECTION 1.04 EXPENSES. If the Company requests the Consultant to provide any specific services hereunder that cause the Consultant to incur expenses, the Company shall reimburse the Consultant for all expenses upon presentation of expense vouchers or statements or such other supporting information as the Company may require. However, notwithstanding anything contained in the foregoing to the contrary, the Consultant shall not incur any reimbursable expense in excess of $250.00 without the prior written consent of the Company.

II.      MISCELLANEOUS:

         SECTION 2.01 NO VIOLATION OF OTHER AGREEMENTS. Each of the parties hereto represents and warrants that execution, delivery, or performance of this Agreement does not conflict with, or violate the terms of, any other agreement to which it is a party or by which it is bound.

         SECTION 2.02  SERVICES NOT PROVIDED.

         (a) The Company and the Consultant agree that the Consultant shall not provide any of the following services to the Company during the Term of this
Agreement: 1. No services involving the raising of capital by the Company; 2. No services involving the promotion of the Company's publicly trading stock; 3. No investor relations services.

         SECTION 2.03  INDEPENDENT CONTRACTOR:  LIMITATION OF LIABILITY.

         (a) The Consultant is an independent contractor to the Company, and nothing herein shall be deemed to constitute the Consultant or its agents as an employee or agent of the Company.

         (b) The Company acknowledges that it remains solely responsible for the conduct and operation of its business and that the Consultant makes no representation or warranty and assumes no liability with respect to the outcome or result of any particular course of action or operation of the Company's business.

         SECTION 2.04 NOTICES. Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given when delivered personally, sent by private express mail service (such as Federal Express), or sent by registered or certified mail (return receipt requested) to the address set forth in the introductory paragraph hereof (or to other address as any party has furnished in writing to the other parties in accordance with the provisions of this Section 2.03).


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         SECTION 2.05 ASSIGNMENT. None of the parties may assign its interest in this Agreement or delegate its responsibilities hereunder without prior written consent of the other party.

         SECTION 2.06 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or portion thereof shall not affect the validity or unenforceability of any other provision thereof. If any provision of this Agreement is adjudicated to be so broad as to be unenforceable, it shall be interpreted to be only as broad as is enforceable.

         SECTION 2.07 COUNTERPARTS: GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflict of laws.

         SECTION 2.08 HEADINGS. The article and section headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


By: NT Media Corp.                               By: Amir Pirnia

By: /S/ ALI MOUSSAVI                             By: /S/ AMIR PIRNIA
    -------------------------------                  ---------------------------

Name:  ALI MOUSSAVI
Title: CEO

Date: 4/12/07                                    Date: 4/12/07


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